Exhibit 99.1

InnerWorkings Announces First Quarter 2015 Results

Revenue climbs 6% and Adjusted EBITDA grows 13% in constant currency;

four new enterprise client agreements signed

CHICAGO, IL — May 7, 2015 — InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today reported results for the three months ended March 31, 2015. For all Non-GAAP references, please refer to the Non-GAAP reconciliation table below for more information.

First Quarter Highlights

  Revenue was $242.1 million as reported and $256.7 million in constant currency, reflecting 6% growth in constant currency over $241.5 million in the first quarter of 2014.

  Non-GAAP Adjusted EBITDA was $9.5 million as reported and $9.6 million in constant currency, reflecting 13% growth in constant currency over $8.5 million in the first quarter of 2014.

  Non-GAAP diluted earnings per share were $0.03, compared to Non-GAAP diluted earnings per share of $0.02 in the first quarter of 2014. GAAP diluted earnings per share were $0.02, compared to GAAP diluted earnings per share of $0.01 in the first quarter of 2014.

“We are pleased to announce we have added four new enterprise clients in recent weeks, which brings the expected value of new enterprise agreements signed in 2015 to over $40 million of future annual revenue,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “With our expectation to add several more new clients in the near-term, 2015 is shaping up to be one of our strongest years in terms of new enterprise client wins.”

Additional Highlights

•	A new enterprise client agreement was signed with the leading brand of children’s clothing, gifts and accessories in the U.S. The agreement includes in-store signage and direct mail, supporting all 800+ owned stores nationwide.

•	A new enterprise agreement was signed with an international children’s charity to manage the direct mail marketing efforts associated with their fundraising campaign.

•	A new enterprise agreement was signed with a large pizza chain franchisor and operator with over 1,400 locations in the U.S. to manage in-store marketing materials.

•	A new enterprise agreement was signed with a large financial services company operating over 300 retail locations in the U.S. to manage signage, point of sale materials, direct mail, an e-store, warehousing and fulfillment.

“Our bottom-line results reflect our ongoing efforts to improve our operating margins, a trend we expect will continue as we add new enterprise clients,” said Ryan K. Spohn, Interim Chief Financial Officer of InnerWorkings. “While the strengthening dollar has impacted our reported revenue growth, we are encouraged by our growing client base and confident in our constant currency projections.”

Outlook

The Company reaffirms its 2015 revenue guidance of 8% to 11% growth over 2014 in constant currency. The Company reaffirms its 2015 Non-GAAP Adjusted EBITDA guidance of $49 million to $51 million and Non-GAAP diluted earnings per share guidance of $0.25 to $0.27 in reported terms.

Conference Call

The management team will host a conference call to discuss the Company’s first quarter 2015 results, which will be broadcast live on Thursday, May 7, 2015, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Ryan K. Spohn, Interim Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission:  Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow, Non-GAAP diluted earnings per share and constant currency. We believe these measures provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. These measures are used by management in its financial and operational decision-making and evaluation of overall operating performance. With respect to constant currency, we believe such presentation allows investors to measure our financial performance exclusive of foreign currency exchange fluctuations more clearly.  Constant currency for revenue is calculated by retranslating current period results at a consistent rate with the prior period results. This approach is based on the pricing currency for each country, which is typically the functional currency. All of these non-GAAP financial measures may be different from similar measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the "GAAP to Non-GAAP Reconciliation” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward- looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 500 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is based in Chicago, IL, employs approximately 1,600 individuals, and maintains 67 global offices in 30 countries. Among the many industries InnerWorkings serves are: retail, financial services, hospitality, consumer packaged goods, not-for-profits, healthcare, food & beverage, broadcasting & cable, and transportation. For more information visit: www.inwk.com.

CONTACT:

Brad Moore

InnerWorkings, Inc.

(312) 277-1510

bmoore@inwk.com

Condensed Consolidated Statements of Income

	Three Months Ended March 31,
	2015	2014
Revenue	$242,095,497	$241,489,664
Cost of goods sold	187,030,793	186,905,270
Gross profit	55,064,704	54,584,394
Operating expenses:
Selling, general and administrative expenses	47,647,330	49,571,481
Depreciation and amortization	4,090,938	4,170,716
Change in fair value of contingent consideration	313,233	(695,177)
Income from operations	3,013,203	1,537,374
Total other expense	(1,039,789)	(1,115,673)
Income before income taxes	1,973,414	421,701
Income tax expense	834,694	132,294
Net income	$1,138,720	$289,407

Basic earnings per share	$0.02	$0.01
Diluted earnings per share	$0.02	$0.01

Weighted average shares outstanding, basic	52,753,621	51,312,649
Weighted average shares outstanding, diluted	53,878,697	52,189,091

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
Cash and cash equivalents	$13,406,040	$22,577,942
Accounts receivable, net of allowance for doubtful accounts	178,595,264	179,465,922
Unbilled revenue	35,646,695	31,698,924
Inventories	33,651,592	27,162,642
Prepaid expenses	12,765,069	12,684,237
Other current assets	27,113,449	30,638,030
Total long-term assets	322,850,515	327,022,683
Total assets	$624,028,624	$631,250,380

Accounts payable	$140,194,670	$144,044,592
Other current liabilities	50,388,725	50,107,105
Revolving credit facility	110,118,500	104,538,750
Other long-term liabilities	33,758,416	36,413,364
Total stockholders' equity	289,568,313	296,146,569
Total liabilities and stockholders' equity	$624,028,624	$631,250,380

Cash Flow Data

	Three Months Ended March 31,
	2015	2014
Net cash used in operating activities	$(6,275,596)	$(8,408,343)
Net cash used in investing activities	(3,718,679)	(4,483,271)
Net cash provided by financing activities	1,670,870	15,431,352
Effect of exchange rate changes on cash and cash equivalents	(848,497)	(22,449)
(Decrease) increase in cash and cash equivalents	(9,171,902)	2,517,289
Cash and cash equivalents, beginning of period	22,577,942	18,606,303
Cash and cash equivalents, end of period	$13,406,040	$21,123,592

Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Diluted Earnings Per Share

	Three Months Ended March 31,
	2015	2014
Operating income	$3,013,203	$1,537,374
Depreciation and amortization	4,090,938	4,170,716
Stock-based compensation expense	2,060,738	1,396,274
Change in fair value of contingent consideration	313,233	(695,177)
Restatement-related professional fees	-	2,093,104
Non-GAAP Adjusted EBITDA	$9,478,112	$8,502,291

	Three Months Ended March 31,
	2015	2014
Net cash used in operating activities	$(6,275,596)	$(8,408,343)
Net short-term advances on International receivables *	88,837	-
Non-GAAP Adjusted Operating Cash Flow	$(6,186,759)	$(8,408,343)

* US GAAP requires classification in financing activities despite inclusion in working capital on the balance sheet.

	Three Months Ended March 31,
	2015	2014
Net income	$1,138,720	$289,407
Change in fair value of contingent consideration, net of tax	310,851	(536,797)
Restatement-related professional fees, net of tax	-	1,266,328
Adjusted net income	$1,449,571	$1,018,938

Weighted average shares outstanding, diluted	53,878,697	52,189,091

Non-GAAP Diluted Earnings Per Share	$0.03	$0.02